Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference, in the prospectus constituting a part of this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 (No. 333-166531), of our report dated March 25, 2011 relating to the consolidated financial statements of Titan Pharmaceuticals, Inc. appearing in the Annual Report on Form 10-K of Titan Pharmaceuticals, Inc. for the year ended December 31, 2010.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California

July 19, 2011